AMENDMENT TO
INVESTMENT MANAGEMENT AGREEMENT

This Amendment, dated as of May 13, 2020, is to each Investment Management Agreement, as amended and/or restated to date (each, an “Agreement”), by and between each Investment Manager identified on Schedule A, each a registered investment adviser (the “Investment Manager”), and each registered investment company (each, an “Investment Company”), on behalf of itself and, as applicable, its separate series (each, a “Series”) identified opposite the Investment Manager’s name on Schedule A.

WITNESSETH:

WHEREAS, the Investment Manager and each Investment Company, on behalf of itself and, as applicable, each Series, wish to amend the applicable Agreement as provided herein; and

WHEREAS, the Board of Trustees of the Investment Company, including a majority of Trustees who are not interested persons (as defined in the Investment Company Act of 1940, as amended) of the Investment Company, approved the following amendment at a meeting on May 13, 2020.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree that each Agreement is amended to include a new appropriately numbered paragraph/section, as applicable, at the end of the Agreement as follows:

Where the effect of a requirement of the 1940 Act reflected in any provision of the Agreement is revised by rule, interpretation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, interpretation or order.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.

Each Investment Manager listed on Schedule A

Franklin Advisers, Inc.

By: /s/ Edward D. Perks
Name: Edward D. Perks
Title:  President

Franklin Templeton Institutional, LLC

By: /s/ Thomas J. Fisher

Name: Thomas J. Fisher
Title:  President

Franklin Templeton Investment Management Limited

By: /s/ Martyn C. Gilbey
Name: Martyn C. Gilbey
Title:   Chief Executive Officer

Each Investment Company and, as applicable, each Series listed on Schedule A

By: /s/ Steven J. Gray
Name: Steven J. Gray
Title:   Vice President and Co-Secretary

Schedule A

Investment Company and Series	Investment Manager
Franklin California Tax-Free Income Fund	Franklin Advisers, Inc.

Franklin California Tax-Free Trust
Franklin California Intermediate-Term Tax Free Income Fund	Franklin Advisers, Inc.

Franklin Custodian Funds
Franklin DynaTech Fund	Franklin Advisers, Inc.
Franklin Focused Growth Fund	Franklin Advisers, Inc.
Franklin Growth Fund	Franklin Advisers, Inc.
Franklin Income Fund	Franklin Advisers, Inc.
Franklin U.S. Government Securities Fund	Franklin Advisers, Inc.
Franklin Utilities Fund	Franklin Advisers, Inc.

Franklin Federal Tax-Free Income Fund	Franklin Advisers, Inc.

Franklin Floating Rate Master Trust
Franklin Floating Rate Master Series	Franklin Advisers, Inc.
Franklin Floating Rate Income Fund	Franklin Advisers, Inc.

Franklin Fund Allocator Series
Franklin Conservative Allocation Fund	Franklin Advisers, Inc.
Franklin Emerging Market Core Equity (IU) Fund	Franklin Advisers, Inc.
Franklin Global Core Fixed Income (IU) Fund	Franklin Templeton Investment Management Limited
Franklin Growth Allocation Fund	Franklin Advisers, Inc.
Franklin International Core Equity (IU) Fund	Franklin Advisers, Inc.
Franklin LifeSmartTM Retirement Income Fund	Franklin Advisers, Inc.
Franklin LifeSmartTM 2020 Retirement Target Fund	Franklin Advisers, Inc.
Franklin LifeSmartTM 2025 Retirement Target Fund	Franklin Advisers, Inc.
Franklin LifeSmartTM 2030 Retirement Target Fund	Franklin Advisers, Inc.
Franklin LifeSmartTM 2035 Retirement Target Fund	Franklin Advisers, Inc.
Franklin LifeSmartTM 2040 Retirement Target Fund	Franklin Advisers, Inc.
Franklin LifeSmartTM 2045 Retirement Target Fund	Franklin Advisers, Inc.
Franklin LifeSmartTM 2050 Retirement Target Fund	Franklin Advisers, Inc.
Franklin LifeSmartTM 2055 Retirement Target Fund	Franklin Advisers, Inc.
Franklin Moderate Allocation Fund	Franklin Advisers, Inc.
Franklin NextStep Conservative Fund	Franklin Advisers, Inc.
Franklin NextStep Growth Fund	Franklin Advisers, Inc.
Franklin NextStep Moderate Fund	Franklin Advisers, Inc.
Franklin Payout 2020 Fund	Franklin Advisers, Inc.
Franklin Payout 2021 Fund	Franklin Advisers, Inc.
Franklin Payout 2022 Fund	Franklin Advisers, Inc.
Franklin Payout 2023 Fund	Franklin Advisers, Inc.
Franklin Retirement Growth Fund	Franklin Advisers, Inc.
Franklin Retirement Savings Fund	Franklin Advisers, Inc.
Franklin U.S. Core Equity (IU) Fund	Franklin Advisers, Inc.
Franklin U.S. Core Fixed Income (IU) Fund	Franklin Advisers, Inc.

Franklin Global Trust
Franklin Emerging Market Debt Opportunities Fund	Franklin Templeton Investment Management Limited
Franklin International Growth Fund	Franklin Templeton Institutional, LLC
Franklin International Small Cap Fund	Franklin Advisers, Inc.

Franklin High Income Trust
Franklin High Income Fund	Franklin Advisers, Inc.

Franklin Investors Securities Trust
Franklin Adjustable U.S. Government Securities Fund	Franklin Advisers, Inc.
Franklin Convertible Securities Fund	Franklin Advisers, Inc.
Franklin Equity Income Fund	Franklin Advisers, Inc.
Franklin Floating Rate Daily Access Fund	Franklin Advisers, Inc.
Franklin Low Duration Total Return Fund	Franklin Advisers, Inc.
Franklin Managed Income Fund	Franklin Advisers, Inc.
Franklin Total Return Fund	Franklin Advisers, Inc.

Franklin Limited Duration Income Trust	Franklin Advisers, Inc.

Investment Company and Series	Investment Manager

Franklin Municipal Securities Trust
Franklin California High Yield Municipal Fund	Franklin Advisers, Inc.
Franklin Tennessee Municipal Bond Fund	Franklin Advisers, Inc.

Franklin New York Tax-Free Income Fund	Franklin Advisers, Inc.

Franklin New York Tax-Free Trust
Franklin New York Intermediate-Term Tax-Free Income Fund	Franklin Advisers, Inc.

Franklin Strategic Mortgage Portfolio	Franklin Advisers, Inc.

Franklin Tax-Free Trust
Franklin Alabama Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Arizona Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Colorado Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Connecticut Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Federal Intermediate-Term Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Federal Limited-Term Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Florida Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Georgia Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin High Yield Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Kentucky Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Louisiana Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Maryland Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Massachusetts Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Michigan Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Minnesota Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Missouri Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Municipal Green Bond Fund	Franklin Advisers, Inc.
Franklin New Jersey Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin North Carolina Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Ohio Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Oregon Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Pennsylvania Tax-Free Income Fund	Franklin Advisers, Inc.
Franklin Virginia Tax-Free Income Fund	Franklin Advisers, Inc.

Franklin Universal Trust	Franklin Advisers, Inc.

Institutional Fiduciary Trust
Franklin Money Market Fund	Franklin Advisers, Inc.

The Money Market Portfolios
The U.S. Government Money Market Portfolio	Franklin Advisers, Inc.